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Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report dated October 22, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust Bank Stock Portfolio Series 2 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.




DELOITTE & TOUCHE LLP



October 30, 1997
New York, New York





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